Exhibit 24(b)(8.69)

FOURTH AMENDMENT TO MASTER SHAREHOLDER SERVICES AGREEMENT
FOR THE FRANKLIN TEMPLETON FUNDS

This Fourth Amendment dated as of July 1, 2010, by and between ING LIFE INSURANCE
AND ANNUITY COMPANY and ING FINANCIAL ADVISERS, LLC (collectively “you”),
FRANKLIN TEMPLETON INVESTOR SERVICES, LLC (“Transfer Agent”) and FRANKLIN
TEMPLETON DISTRIBUTORS, INC. (“Distributors,” together Transfer Agent and Distributors shall be referred to as “we” or “us”) is made to the Master Shareholder Services Agreement for the Franklin Templeton Funds dated August 28, 2000, as amended.

WHEREAS, the parties wish to add ING Financial Advisors, LLC as a party to the
Agreement, and remove ING Insurance Company of America as a party; and

WHEREAS, the parties wish to amend certain other provisions of the Agreement, as provided below.

NOW, THEREFORE, the parties agree as follows:

1	. ING Financial Advisers, LLC is hereby added to the Agreement as a party, ING
Insurance Company of America is removed as a party, and all provisions relating to ING
Insurance Company of America are hereby amended to refer to ING Financial Advisors, LLC, and ING Life Insurance and Annuity Company.

2	. the term “benefit plans,” as defined in the first paragraph of the agreement, is hereby redefined to expressly exclude erisa “defined benefit” pension plans.

3	. The second paragraph of the Agreement is hereby deleted in its entirety and replaced with the following two paragraphs:

As principal underwriter and transfer agent for the open-end investment companies (mutual funds) for whom Franklin Templeton Investor Services, LLC serves as transfer agent and whose shares are distributed by Distributors known collectively as the “Franklin Templeton Funds,” (or “Funds,” or individually a “Fund”), we enter into this Agreement with you for the payment of beneficial owner servicing fees in recognition of the services you independently provide to Benefit Plans and their participants invested in the Funds through Benefit Plan accounts. Benefit Plan accounts are those which have been established on behalf of the Benefit Plans which meet the criteria stated in each Fund’s prospectus to purchase Class A, Class R, or Advisor Class shares of the Funds. These criteria, which also describe the conditions under which Class
A shares may be purchased at net asset value, are set forth in each Fund’s prospectus and statement of additional information, which may be amended from time to time.

The parties hereto acknowledge and agree that the beneficial owner services provided by Firm to Benefit Plan participants are provided based on the Firm’s independent, whether direct or indirect, contractual undertaking with these participants and that Firm is not providing these services as an agent of either the Funds, Distributors, or Transfer Agent.

4	. Paragraph 4A is replaced in its entirety with the following:

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4A.	You represent and warrant that your performance and receipt of compensation or other benefits under this Agreement will not violate any applicable law, rule or regulation, including federal and state securities law, insurance laws and tax laws, the Employee Retirement Income Security Act of 1974, as amended, and guidance issued by the Department of Labor (the “DOL”) and that you will provide all disclosures to
Benefit Plans and/or Benefit Plan participants pertaining to payments received under this
Agreement that may be required to be disclosed by applicable law and/or regulation and/or governmental agency (including, but not limited to, the DOL) direction.

5.	Paragraphs 7A, 7B and 7C are deleted and replaced with the following:

7A.	You, on your own behalf or on behalf of any affiliated broker dealer, shall be entitled, as consistent with state insurance law, to receive from Distributors all or a portion of the 12b-1 fees for Class A and Class R shares as are set forth and contemplated in each Fund’s prospectus. These fees are paid in accordance with the
Funds’ Rule 12b-1 plans and may change at any time, in Distributors’ discretion or in the discretion of the Funds’ boards. Some Funds and/or share classes may not have a 12b-1 plan. In addition, if a securities dealer which has a dealer or selling agreement with
Distributors provides distribution services in connection with the Benefit Plans, that dealer would generally be entitled to Rule 12b-1 plan fees. In those circumstances,
Distributors would not continue to also pay you. Distributors shall provide you with reasonable advance notice of any change in fees payable to you. You agree that
Distributors shall be obligated to remit all or a portion of the Rule 12b-1 plan fees to you only upon its receipt of such fees from the Funds.

B.	In recognition of the Benefit Plan services you provide to Benefit Plan participants investing indirectly in Fund shares through annuity contracts and separate accounts each Fund shall pay you a fee of fifteen (15) basis points per annum of the average daily net asset value of the Fund’s shares issued to a separate account over a three-month period.

Certain Funds designed for institutional investors do not pay beneficial owner servicing fees. Currently, these Funds include (i) Templeton Institutional Funds:
Emerging Market Series, Foreign Equity Series (Primary Shares), Foreign Smaller
Companies Series and Global Equity Series; (ii) Franklin Global Trust: Franklin
Templeton High Income Fund and Franklin Templeton Emerging Market Debt
Opportunities Fund; and (iii) Institutional Fiduciary Trust: Money Market Portfolio.
Future Funds designed for institutional investors also may not pay beneficial owner servicing fees. Additionally, beneficial owner servicing fees may be changed in Transfer
Agent’s discretion or in the discretion of the Funds’ boards of directors or trustees upon reasonable notice to you.

The beneficial owner servicing fees set forth in this Agreement shall be payable on a quarterly basis on off-calendar quarter months (February, May, August or
November). If this Agreement is not superseding an existing agreement whereby you receive beneficial owner servicing fees from us, your payments will begin to accrue at the beginning of the next off-calendar quarter after the effective date of this Agreement. You shall provide Transfer Agent with a statement (“Statement”) within fifteen (15) days of the end of each calendar month setting forth on a Fund by Fund basis the total number of

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Benefit Plan participants in each Benefit Plan with an indirect interest in each Fund’s shares registered to each separate account as of the last business day of that calendar month, along with any other supporting data reasonably requested by Transfer Agent.
Payment of beneficial owner servicing fees for a quarter is contingent upon our timely receipt of each monthly Statement for the months within the quarter. Beneficial owner servicing fees shall become payable only upon Transfer Agent’s receipt of all required monthly Statements. Once a beneficial owner servicing fee becomes payable, we will make every effort to deliver payment within thirty (30) days.

C.	If you do not provide us with all of the monthly Statements required pursuant to paragraph 4B for a particular quarter, and you have not corrected this by providing the required monthly Statements within 90 days of the end of the quarter, you shall forfeit payment of beneficial owner servicing fees from us for that specific quarter and any subsequent quarter until we receive the required statements.

If the information contained in any monthly Statement for a particular quarter is, in our view, deficient and you have not provided additional documentation reasonably requested by us to sufficiently correct the deficiency within 90 days of the end of the quarter, you shall forfeit payment of beneficial owner servicing fees from us for that specific quarter and any subsequent quarter until the deficiency is resolved.

D.	For the payment period in which this Agreement terminates, the Funds shall pay Firm an appropriate proration of the fees noted above, based on the number of days that the Agreement is in effect during the quarter.

E.	Upon our request, which may occur no more frequently than annually, you shall provide us with a certification that certifies that i) the monthly Statements required under section 7B herein for the prior four quarters are accurate and correct; ii)
all separate accounts hold assets exclusively for the benefit of Benefit Plans and are not held for the benefit of ERISA “defined benefit” pension plans; iii) the number of reported
Benefit Plan Participants is accurate and correct; and iv) controls are in place to ensure your compliance with your authority and obligations set forth in paragraph D of Exhibit
B with respect to your appointment as the Franklin Templeton Funds’ limited Rule 22c-1 agent. You also agree that you will permit us, or our designated representatives to have reasonable access to your personnel and records in order to monitor compliance with the terms of this Agreement.

You shall use best efforts to return to cause to return a properly executed annual certification required by this section within 45 business days of receiving a written request from us, but no later than 120 business days of our initial written request. In the event that such certification will not be received by us within 120 business days, you shall promptly notify us in writing of the anticipated delivery date and the reason for such delay. However, such certification shall be delivered no later than 135 business days from the initial written request. If you fail to return a properly executed annual certification within 135 days of our initial written request, you shall forfeit payment of beneficial owner servicing fees from us for that specific quarter and each subsequent quarter until we receive the required certification.

6.	The following replaces Section 17 of the Agreement:

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Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To You:

Michael Pignatella
Counsel
ING Americas Legal Services
One Orange Way, C1S
Windsor, CT 06095
Fax: 860-580-4934

To Us:
Franklin/Templeton Distributors, Inc.
One Franklin Parkway
San Mateo, California 94403
Attn: Thomas M. Regner, Senior Vice President

		And:	Franklin Templeton Investor Services, LLC
3344 Quality Drive
Rancho Cordova, CA 95670
Attn: Basil K. Fox, Jr., President

Any notice, demand or other communication given in a manner prescribed in this section shall be deemed to have been delivered on receipt.

7	.		The following paragraph is added as Section 20 of the Agreement:

		20	. The parties agree that transactions in the Funds by Plans or Plan
Participants pursuant to the terms of this Agreement are not subject to any redemption fees that may otherwise be required by the Funds; provided however that upon written request by Distributors or Transfer Agent, ING Life and ING
Institutional will implement such redemptions fees in a time frame and manner mutually acceptable to all parties.

8	.		Exhibit A is hereby deleted in its entirety and replaced with the attached Exhibit A.

9	.		Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

10	.		This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

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[Signatures appear on next page.]

ING LIFE INSURANCE AND		FRANKLIN TEMPLETON DISTRIBUTORS,
ANNUITY COMPANY		INC.

By:	/s/ Lisa S. Gilarde	By:	/s/ T. M. Regner
Name:	Lisa S. Gilarde	Name: Thomas M. Regner
Title:	Vice President	Title: Senior Vice President

ING FINANCIAL ADVISERS, LLC		FRANKLIN TEMPLETON INVESTOR
SERVICES, LLC

By:	/s/ David Kelsey	By:	/s/ B. K. Fox, Jr.
Name:	David Kelsey	Name: Basil K. Fox, Jr.
Title:	COO/VP	Title: President

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Exhibit A
List of Available Funds

All Class A shares of Franklin Templeton Funds
All Class R shares of Franklin Templeton Funds
All Advisor Class Shares of Franklin Templeton Funds

Funds not eligible for beneficial owner servicing fess are listed in Section 7.B. of this Agreement.

FTVIPT insurance dedicated funds are not covered under this Agreement.

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